Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

PATTERSON COMPANIES, INC.

ARTICLE I

OFFICES

Section 1.1 Registered and other offices. The registered office of the corporation in Minnesota shall be that set forth in the articles of incorporation or in the most recent amendment of the articles of incorporation or statement of the board of directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the state of Minnesota, as the board of directors shall, from time to time, determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 In general. Except as required by Section 2.8, all meetings of the shareholders shall be held at the registered office of the corporation or at such other place (either within or without the state of Minnesota) as shall be designated from time to time by the board of directors and stated in the notice of the meeting. The board of directors may determine that a meeting of the shareholders shall be held solely by means of remote communication through which the shareholders may participate in the meeting, if the notice of the meeting is given to every holder of shares entitled to vote and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at the meeting. The board of directors may determine that a shareholder not physically present in person or by proxy at a meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place. Participation by a shareholder by that means constitutes presence at the meeting in person or by proxy if all other requirements of law are met.

Section 2.2 Regular meetings. Regular meetings of shareholders may be held on an annual or other less frequent periodic basis, but need not be held unless required by the articles of incorporation, these bylaws or the laws of the state of Minnesota. Each regular meeting of shareholders shall be held on such day or date as shall be designated by the board of directors, and at such time as the board of directors may from time to time designate.

Section 2.3 Demand by shareholder for regular meeting. If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or the chief financial officer of the corporation. Within 30 days after receipt of the demand by one of those officers, the board of directors shall cause a regular meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the board of directors fails to cause a regular meeting to be called and held as required by this Section 2.3, the shareholder or shareholders making the demand may call the regular meeting by giving notice as required by Section 2.8, all at the expense of the corporation.

Section 2.4 Business at regular meeting. At each regular meeting of shareholders there shall be an election of qualified successors for directors who, unless otherwise provided in these bylaws, shall serve for an indefinite term. No other particular business is required to be transacted at a regular meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting.

Section 2.5 Special meetings. Special meetings of shareholders may be called for any purpose or purposes at any time, by the chief executive officer, the chief financial officer, two or more directors, a person authorized in the articles of incorporation or these bylaws to call special meetings, or a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25 percent or more of the voting power of all shares entitled to vote.

Section 2.6 Demand by shareholder for special meeting. A shareholder or shareholders holding the applicable percentage of voting power specified in Section 2.5 may demand a special meeting of shareholders by written notice of demand. Such written notice of demand shall (i) state the purpose or purposes of the meeting, (ii) bear the date of signature of each shareholder signing such demand, (iii) set forth (A) the name and address, as they appear on the corporation’s books, of each shareholder signing such request, (B) the class, series and number of all shares of stock of the corporation which are owned (beneficially or of record) by each such shareholder and (C) any material interest of each such shareholder in the purpose or purposes of the meeting, and (iv) shall be delivered at the principal office of the corporation addressed to the chief executive officer or chief financial officer of the corporation. Within 30 days after receipt of the demand by one of those officers, the board of directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the board of directors fails to cause a special meeting to be called and held as required hereby, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 2.8, all at the expense of the corporation.

Section 2.7 Business at special meetings. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders have waived notice of the meeting in accordance with Section 2.9.

Section 2.8 Notice of meeting. Except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting, notice of all meetings of shareholders stating the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given in writing, by means of electronic communication (if the requirements of Minnesota Statutes Section 302A.436, Subd. 5 are met), or other method effective under applicable law, to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, except that a meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any interpretations relating thereto issued by the staff of the Securities and Exchange Commission, provided that the corporation has first received the written or implied consent required by those rules and regulations.

Section 2.9 Waiver; Objections. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a shareholder at a meeting, including attendance by means of remote communication, is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.10 Stock ledger. At least ten days before every meeting of shareholders, the officer who has charge of the stock ledger of the corporation shall cause to be prepared and made a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

Section 2.11 Record date. The board of directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at such meeting. When a date is so fixed, only shareholders on that date are entitled to notice and permitted to vote at that meeting of shareholders notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the board of directors fails to fix a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders, the record date shall be the 20th day preceding the date of such meeting.

Section 2.12 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting are a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the articles of incorporation. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 2.13 Adjourned meetings. To the extent permitted by law, any meeting of shareholders may be adjourned by the board of directors or the chair of the meeting, from time to time, to another date, time and place, whether or not a quorum is present at such meeting. If any meeting of shareholders is so adjourned, no notice of such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting. At adjourned meetings at which a quorum is present in person or by proxy, any business may be transacted at the meeting as originally noticed.

Section 2.14 Majority vote required. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a duly held meeting, except where a different proportion or number is required by the articles of incorporation or the laws of the state of Minnesota.

Section 2.15 Voting by class. In any case where a class or series of shares is entitled by the articles of incorporation, the laws of the state of Minnesota or the terms of the shares to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the holders of the same proportion of the shares of that class or series as is required pursuant to Section 2.14.

Section 2.16 Voting power. Unless otherwise provided in the articles of incorporation or in the terms of the shares, a shareholder has one vote for each share held.

Section 2.17 Jointly owned shares. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares.

Section 2.18 Registered shareholders. Except as otherwise provided by the laws of the state of Minnesota, the corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 2.19 Organization; conduct of meetings. Meetings of the corporation’s shareholders shall be presided over by the chair of the board, or in the absence of the chair of the board by the chief executive officer, or in his or her absence by a chair of the meeting designated by the board of directors. The secretary shall act as secretary of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chair of any meeting of shareholders shall have the right and authority to convene and for any reason to adjourn or recess the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting, including, without limitation, the manner of voting and conduct of business and the date and time of opening and closing of the polls. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting.

Section 2.20 Proxy. Subject to the limitations herein expressed, a shareholder may cast or authorize the casting of a vote by (a) filing a written appointment of a proxy, signed by the shareholder, with an officer of the corporation at or before the meeting at which the appointment is to be effective, or (b) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of a proxy with the corporation or the corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective. The telephonic transmission or authenticated electronic communication must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. If it is reasonably concluded that the telephonic transmission or authenticated electronic communication is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination shall specify the information upon which they relied to make that determination. A proxy so appointed may vote on behalf of the shareholder, or otherwise participate, in a meeting by remote communication according to these bylaws or Minnesota Statute Section 302A.436 to the extent the shareholder appointing the proxy would have been entitled to participate by remote communication according to these bylaws or Minnesota Statute Section 302A.436 if the shareholder did not appoint the proxy. Any copy, facsimile telecommunication, or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. Notwithstanding the foregoing, no priority to vote shares in the corporation may be granted to any person who would not be qualified to be a shareholder. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

Section 2.21 Advance notice for shareholder proposals. No business may be transacted at a regular meeting of shareholders, other than business properly brought before the meeting. To be properly brought before a regular meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any shareholder of the corporation (i) who is a shareholder of record both on the date of the giving of the notice required by this Section 2.21 and at the time of the meeting, (ii) who is entitled to vote at the meeting, and (iii) who complies with the notice procedures set forth in this Section 2.21. The procedures set forth in this Section 2.21 are the exclusive means for a shareholder to propose business (other than the nomination of individuals for election as directors, which nominations may be made only in compliance with Section 3.1) to be brought before a regular meeting of shareholders (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of special meeting given by or at the direction of the person calling the special meeting, which may include the shareholder demanding a special meeting pursuant to Section 2.6.

Shareholders seeking to nominate persons for election to the board of directors must comply with Section 3.1. This Section 2.21 shall not be applicable to nominations.

In addition to any other applicable requirements, for business to be properly brought before a regular meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the anniversary date of the immediately preceding regular meeting of shareholders; provided, however, that in the event that the regular meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so received not later than the earlier of the close of business on the 90th day prior to such regular meeting or the tenth day following the date on which public announcement of the date of the regular meeting was made. Except to the extent otherwise required by law, the adjournment of a regular meeting will not commence a new time period for the giving of a shareholder’s notice as described above.

A shareholder’s notice to the corporation must be in writing and must set forth as to each matter the shareholder proposes to bring before the regular meeting: (i) a description of such business (including the text of any proposal, which may not be materially changed upon presentation at the meeting); (ii) the shareholder’s reasons for proposing such business at the meeting; (iii) any material interest in such business of the shareholder and of any beneficial owners on whose behalf the proposal is made, including any anticipated benefit to the shareholder and any beneficial owners therefrom; (iv) the name and address of the shareholder proposing such business, as they appear on the corporation’s books, and of any such beneficial owners on whose behalf the proposal is made; (v) (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation (for purposes of these bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which such shareholder or any such beneficial owner is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 2.21 shall be supplemented by such shareholder not later than ten days after the record date for the meeting to update and disclose such information as of the record date); (vi) a description of any plans or proposals which such shareholder may have with respect to any class or series of shares of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business; (vii) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal; and (viii) any other information relating to such shareholder or item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations or proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act. If the chair of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chair of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No business shall be conducted at a regular meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.21; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2.21 shall be deemed to preclude discussion by any shareholder of any such business.

If any information submitted pursuant to this Section 2.21 by any shareholder proposing any proposal for business at a meeting of shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.21. Any such shareholder shall notify the corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the board of directors, any such shareholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 2.21 and (ii) a written update of any information (including, if requested by the corporation, written confirmation by such shareholder that it continues to intend to bring such business proposal before the meeting) submitted by the shareholder pursuant to this Section 2.21 as of an earlier date. If a shareholder fails to provide such written verification or update within such period, the information as to which such written verification or update was requested may be deemed not to have been provided in accordance with this Section 2.21.

Notwithstanding anything in these bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the shareholder giving notice as provided for in this Section 2.21, or such shareholder’s duly-authorized proxy, does not appear at the meeting and present the proposed business, such proposal shall not be considered at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number and election. The board of directors shall consist of one or more directors. The number of directors may be increased or decreased from time to time by the affirmative vote of a majority of directors serving at the time the action is taken; provided, however, that no decrease in the number of directors shall result in the removal of a director except a director named by the board of directors to fill a vacancy. Directors shall be natural persons but need not be shareholders.

Nominations of persons for election to the board of directors at a meeting of shareholders may be made (i) by or at the direction of the board of directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 3.1. Nominations by shareholders must be made pursuant to timely notice in writing to the secretary of the corporation in accordance with this Section 3.1, which is the exclusive means for a shareholder to make nominations of individuals for election as directors of the corporation. In addition to such shareholder complying in all respects to the requirements of Section 14 of the Exchange Act and all other applicable provisions of state or federal law, rule or regulation (for the avoidance of doubt, including, without limitation, Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”), to be timely, a shareholder’s notice of nominations to be made at a regular meeting must be received by the secretary of the corporation not less than 90 days prior to the anniversary date of the immediately preceding regular meeting of shareholders; provided, however, that in the event that the date of the regular meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so received not later than the earlier of the close of business on the 90th day prior to such regular meeting or the tenth day following the date on which public announcement of the date of such regular meeting was made. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more individuals to the board of directors, any shareholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the corporation’s notice of meeting, if the shareholder’s notice complies with the time parameters set forth in this Section 3.1 and includes the information and certifications required by this Section 3.1. Except to the extent otherwise required by law, the adjournment of a regular meeting will not commence a new time period for the giving of a shareholder’s notice as described above.

A shareholder’s notice to the corporation of nominations must set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (A) the person’s name, (B) all information relating to the person that would be required to be disclosed in solicitations subject to Rule 14a-12(c) under the Exchange Act or that is required pursuant to any other provision of Regulation 14A (or any successor provision) or any other applicable rule or regulation under the Exchange Act, (C) the information called for by clause (v) of the fifth paragraph of Section 2.21 of these bylaws, and (D) the person’s written consent to be named in any proxy statement materials as a nominee and to serve as a director if elected; and (ii) as to the shareholder giving the notice: (A) the name and address of such shareholder, as they appear on the corporation’s books, and of any beneficial owners on whose behalf the nomination is made, (B) all information relating to the shareholder and any such beneficial owner that would be required to be disclosed in solicitations subject to Rule 14a-12(c) under the Exchange Act or that is required pursuant to any other provision of Regulation 14A (or any successor provision) or any other applicable rule or regulation under the Exchange Act, (C) the information called for by clauses (v) and (vi) of the fifth paragraph of Section 2.21 of these bylaws with respect to such shareholder and any such beneficial owner, (D) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (E) a representation that such shareholder or nominee intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the nominee in accordance with Rule 14a-19.

A shareholder who has delivered a notice of nomination pursuant to this Section 3.1 shall promptly certify to the corporation in writing that it has complied and will comply with the requirements of Rule 14a-19 and deliver no later than five business days prior to the meeting reasonable evidence that it has complied with such requirements.

A shareholder proposing a proposed nominee shall have no right to (i) nominate a number of proposed nominees that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any proposed nominee, unless such substitute or replacement is nominated in accordance with this Section 3.1 (including the timely provision of all information and certifications with respect to such substitute or replacement proposed nominee in accordance with the deadlines set forth in this Section 3.1). If the corporation provides notice to a shareholder that the number of proposed nominees proposed by such shareholder exceeds the number of directors to be elected at a meeting, the shareholder must provide written notice to the corporation within five business days stating the names of the proposed nominees that have been withdrawn so that the number of proposed nominees proposed by such shareholder no longer exceeds the number of directors to be elected at a meeting. If any individual nominated in accordance with this Section 3.1 becomes unwilling or unable to serve on the board of directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual.

The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 3.1 and, if the chair of the meeting so determines, the defective nomination shall be disregarded. For the avoidance of doubt, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 and (ii) subsequently (A) notifies the corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of

Rule 14a-19 or (C) fails to provide reasonable evidence sufficient to satisfy the corporation that such requirements have been met, then such shareholder’s nomination(s) shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.

If any information or certification submitted pursuant to this Section 3.1 by any shareholder proposing a nominee for election as a director, including any information or certification from such proposed nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 3.1. Any such shareholder shall notify the corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the board of directors, any such shareholder or any such proposed nominee shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 3.1, (ii) a written update of any information (including, if requested by the corporation, written confirmation by such shareholder that it continues to intend to bring such nomination before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) submitted by the shareholder pursuant to this Section 3.1 as of an earlier date, and (iii) an updated certification by each such proposed nominee that such individual will serve as a director of the corporation if elected. If a shareholder or such proposed nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 3.1.

Notwithstanding anything in these bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the shareholder giving notice as provided for in this Section 3.1, or such shareholder’s duly-authorized proxy, does not appear at the meeting and present each nominee for election as a director, such nomination(s) shall not be considered at the meeting.

Section 3.2 Declassified board. At each regular meeting of shareholders of the corporation, the directors shall be elected for terms expiring at the next succeeding regular meeting of shareholders of the corporation, with each director to hold office until his or her successor shall have been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of the director.

Section 3.3 Vacancies and new directorships. Unless different rules for filling vacancies are provided for in the articles of incorporation, vacancies on the board of directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies on the board of directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Each director elected to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular meeting or special meeting of shareholders.

Section 3.4 Powers. The business and affairs of the corporation shall be managed by or under the direction of a board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the articles of incorporation, these bylaws or the laws of the state of Minnesota directed or required to be exercised or done by the shareholders.

Section 3.5 Time and place of meeting. Meetings of the board of directors may be held from time to time at any place, within or without the state, that the board of directors may select or by any means described in Section 3.6. If the board of directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation, except in the case of the first meeting of each newly elected board of directors which shall be held as provided in Section 3.7.

Section 3.6 Electronic meetings. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by Section 3.8 for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by such remote or electronic means of communication constitutes presence in person at the meeting.

Section 3.7 First meeting. The first meeting of each newly elected board of directors shall be held on the day of the regular meeting of the shareholders immediately after the adjournment thereof at the place where the shareholders’ meeting is held, or at such time and place as shall be fixed by the shareholders at the regular meeting, and no notice of such meeting shall be necessary in order to legally constitute the meeting, provided a quorum is present. If such meeting is not held, it may be held at such time and place and in the manner provided for other meetings of the board of directors or as specified in a written waiver signed by all of the directors.

Section 3.8 Other meetings. Meetings of the board of directors, except for the first meeting, may be called by a director or by the chief executive officer of the corporation on ten days’ notice to all directors, of the date, time and place of the meeting. The notice need not state the purpose of the meeting. If the day or date, time and place of a board meeting have been announced at a previous board meeting, no notice is required.

Section 3.9 Quorum. A majority, or a larger or smaller proportion or number provided in the articles of incorporation, of the directors currently holding office present at a meeting is a quorum for the transaction of business.

Section 3.10 Adjourned meetings. In the absence of a quorum, any meeting may be adjourned from time to time. If any meeting of the board of directors is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement at the time of adjournment.

Section 3.11 Board action. The board of directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the affirmative vote of a larger proportion or number is required by the articles of incorporation, these bylaws or the laws of the state of Minnesota. If the articles of incorporation require a larger proportion or number than is required by the laws of the state of Minnesota for a particular action, the articles of incorporation shall control.

Section 3.12 Waiver of notice. A director may waive notice of a meeting of the board of directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.13 Absent directors. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 3.14 Committees. A resolution approved by the affirmative vote of a majority of the entire board of directors may establish committees having the authority of the board of directors in the management of the business of the corporation to the extent provided in the resolution. Committee members shall be natural persons. Unless the articles of incorporation provide for a different membership, a committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued. Committees, other than special litigation committees, are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the board of directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or small proportion or number is provided in the articles of incorporation, these bylaws or in a resolution approved by the affirmative vote of a majority of the directors present. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Section 3.15 Action without a meeting. An action required or permitted to be taken at a board meeting or by a lawfully constituted committee thereof may be taken by written action signed by all of the directors or by all of the members of such committee, unless the action need not be approved by the shareholders and the articles of incorporation so provide, in which case, the action may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors or the committee at which all directors or committee members were present. The written action is effective when signed by the required number of directors or committee members unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors or committee members, all directors and committee members shall be notified immediately of its text and effective date. Failure to provide such notice does not invalidate the written action.

Section 3.16 Fees and expenses. The directors shall be paid their expenses, if any, of attendance at each meeting of the board of directors and shall be paid such compensation for their services as a director as the board of directors may fix from time to time. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Committee members shall also be paid their expenses, if any, and be compensated as the board of directors may determine for attending committee meetings.

ARTICLE IV

OFFICERS

Section 4.1 Election of required officers. The officers of the corporation shall be elected by the board of directors at its first meeting after each regular meeting of shareholders and shall consist in all events of a chief executive officer and chief financial officer, however designated.

Section 4.2 Other officers. The board of directors may elect or appoint any other officers or agents the board of directors deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms in office provided for in the articles of incorporation, these bylaws or determined by the board of directors. The chief executive officer may appoint one or more officers, other than the chief financial officer.

Section 4.3 Duties of chief executive officer. The chief executive officer shall have general active management of the business of the corporation; subject to the duties assigned to a chair of the board by the board of directors, when present, preside at all meetings of the board of directors and of the shareholders; see that all orders and resolutions of the board of directors are carried into effect; sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles of incorporation or by the board of directors to some other officer or agent of the corporation; maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders; and perform other duties prescribed by the board of directors.

Section 4.4 Duties of chief financial officer. The chief financial officer shall keep accurate financial records for the corporation; deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the board of directors; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the board of directors, making proper vouchers therefor; disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the board of directors; render to the chief executive officer and the board of directors, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and perform other duties prescribed by the board of directors or by the chief executive officer.

Section 4.5 Multiple offices. Any number of offices or functions of those offices may be held or exercised by the same person. If a document must be signed by a person holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

Section 4.6 Salaries. The salaries of all executive officers of the corporation shall be determined by the board of directors or a committee thereof.

Section 4.7 Tenure, removal or vacancy. Each officer shall hold office until his or her successor is chosen and qualified, or until his or her earlier death, disqualification, resignation or removal. An officer may be removed at any time with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present. An officer appointed by the chief executive officer may also be removed at any time, with or without cause, by the chief executive officer. The chief executive officer may remove an officer elected or appointed by the board of directors, other than the chief financial officer. A removal described in this Section 4.7, however, shall be without prejudice to any contractual rights of the officer. Any officer may resign at any time by giving written notice to the corporation.

Section 4.8 The chair of the board. The chair of the board, if there be one, shall perform such duties and have such powers as the board of directors may from time to time prescribe.

Section 4.9 Duties of president. Unless otherwise determined by the board of directors, the president, if designated, shall be the chief executive officer of the corporation. If an officer other than the chief executive officer is designated the president, he or she shall perform such duties and have such powers as the board of directors may from time to time prescribe.

Section 4.10 Duties of executive vice president. The executive vice president, if designated, shall manage the business of the corporation under the advice and general control of the chief executive officer. At the request of the chief executive officer, or in the event of his or her absence or disability, he or she shall perform the duties and exercise the powers of the chief executive officer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 4.11 Duties of vice presidents. Each vice president shall have such powers and perform such duties as may from time to time be assigned to them respectively by the board of directors or the chief executive officer. In the absence of the chief executive officer (and the executive vice president if one be designated) or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

Section 4.12 Duties of secretary. The secretary shall attend all meetings of the board of directors and of the shareholders and record all the proceedings of the meetings of the board of directors and of the shareholders in a book to be kept for that purpose and shall perform like duties for committees of the board of directors when required; give, or cause to be given, notice of all meetings of the shareholders and, when required, meetings of the board of directors; and have custody of the corporate seal of the corporation, if there be one, and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation, if there be one, and to attest the affixing by his or her signature. The secretary shall perform such other duties and have such other powers as the board of directors or the chief executive officer shall from time to time prescribe.

Section 4.13 Duties of assistant secretary. The assistant secretary, if designated, or if there be more than one, the assistant secretaries in the order determined by the chief executive officer (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 4.14 Duties of treasurer. Unless otherwise determined by the board of directors or the chief executive officer, the treasurer, if designated, shall be the chief financial officer of the corporation.

Section 4.15 Duties of assistant treasurer. The assistant treasurer, if designated, or if there shall be more than one, the assistant treasurers in the order determined by the chief executive officer (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

ARTICLE V

SHARES

Section 5.1 Certificated and uncertificated shares. The shares of the corporation shall be either certificated or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares. The corporation may determine that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

Section 5.2 Execution of share certificates. The certificates of certificated shares of the corporation shall be signed by the chair of the board, the chief executive officer, or the president and by the secretary or an assistant secretary; but when a certificate is signed by a transfer agent or registrar the signature of any such corporate officer may be facsimiles engraved or printed.

Section 5.3 Change in signatories. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Section 5.4 Lost, stolen or destroyed share certificates. In the event of a certificate of shares being lost, stolen or destroyed, a new certificate of the same tenor and for the same number of shares as the one lost, stolen or destroyed may be issued upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to indemnify the corporation against any claims which may be made against it on account of the reissuance of such certificate and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.5 Transfer of shares. Transfer of shares on the books of the corporation may be authorized only by the registered holder of such shares (or the shareholder’s legal representative or duly authorized attorney in fact). In the case of shares represented by a certificate, transfer of such shares shall only occur upon surrender to the corporation or the transfer agent of the corporation of the certificate duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, while transfer of uncertificated shares shall only occur upon a shareholder’s compliance with such procedures as the corporation or its transfer agent may require.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification. The corporation shall indemnify, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521, the following persons: (a) officers and former officers; (b) directors and former directors; (c) members and former members of committees appointed or designated by the board of directors; and (d) employees and former employees of the corporation. The corporation shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the board of directors. This Section 6.1 is for the sole and exclusive benefit of the persons designated herein and no person, firm or entity shall have any rights under this Section 6.1 by way of assignment, subrogation or otherwise, and whether voluntarily or by operation of law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Manner of amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors, subject to the power of the shareholders exercisable in the manner provided by the laws of the state of Minnesota to adopt, amend or repeal bylaws adopted, amended or repealed by the board of directors.

Section 7.2 Dividends. Dividends upon the shares of the corporation may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation.

Section 7.3 Voting of shares of other corporations. The shares of any other corporation owned by this corporation may be voted at any meeting of the shareholders of such other corporation by such proxy as the board of directors of this corporation may appoint, or if no such appointment be made, by the chief executive officer.

Section 7.4 Notices; general. Whenever notice is required to be given to any director or shareholder under the laws of the state of Minnesota, the articles of incorporation or these bylaws, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally, by facsimile or by electronic communication.

Section 7.5 Plurals. All references in the plural shall, where appropriate, include the singular and all references in the singular shall, where appropriate, be deemed to include the plural.

Section 7.6 Statutory references. All statutory references in these bylaws shall be deemed to refer to any amendment to any statute cited, or any successor statute thereto, and to the extent any such statute is amended or superseded, these bylaws shall be deemed amended to conform to any such statutory amendment and to include any successor statute.

Section 7.7 Forum for derivative action. The sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim for breach of fiduciary duty owed by any director officer or other employee of the corporation to the corporation or the corporation’s shareholders; (c) any action asserting a claim arising pursuant to any provision of Minnesota Statutes, Chapter 302A; or (d) any action asserting a claim governed by the internal affairs doctrine shall be the state and federal courts located in Hennepin County, Minnesota. Any person or entity purchasing or otherwise acquiring an interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 7.7.

ARTICLE VIII

METHODS OF COMMUNICATION

Section 8.1 Definitions. As used in these bylaws, the following terms shall have the following respective meanings:

“Authenticated.” With respect to electronic communication, communication that is delivered to the principal place of business of the corporation, or to an officer or agent of the corporation authorized by the corporation to receive the communication, and that the communication sets forth information from which the corporation can reasonably conclude that the communication was sent by the purported sender.

“Electronic.” Relating to technology having electrical, digital, magnetic, wireless, optical, electromagnetic, or similar capabilities.

“Electronic Communication.” Any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by the recipient through an automated process.

“Remote Communication.” Communication via electronic communication, conference telephone, video conference, the Internet, or such other means by which persons not physically present in the same location may communicate with each other on a substantially simultaneous basis.

CERTIFICATION

I, Les B. Korsh, do hereby certify that I am the duly elected, qualified and acting Chief Legal Officer and Corporate Secretary of Patterson Companies, Inc., a corporation organized under the laws of the State of Minnesota, and that the foregoing is a true and correct copy of the Amended and Restated Bylaws adopted by the Board of Directors of said corporation on January 12, 2024.

/s/ Les B. Korsh
Les B. Korsh, Chief Legal Officer and Corporate Secretary

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